SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  --------------------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

       Date of Report (Date of earliest event reported) February 11, 2003
                                -----------------


                                 RENT-WAY, INC.
             (Exact name of registrant as specified in its charter)



         Pennsylvania                0-22026                   25-1407782
-------------------------  -------------------------- --------------------------
(State or other            (Commission File Number)         (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)



                  One RentWay Place, Erie, Pennsylvania 16505
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (814) 455-5378



          ______________________Not Applicable________________________
          (Former name or former address, if changed since last report)



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                                 RENT-WAY, INC.


EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K of the registrant filed on February 25, 2003. Due to an error in the filing process, the cover sheet and signature page were omitted from the Form 8-K filed on February 25, 2003. This Form 8-K/A amends the February 25th filing to supply the cover sheet and signature page that were inadvertently omitted and does not otherwise differ from the February 25th filing.

Item 5.    Other Events


               RENT-WAY REPORTS FISCAL 2003 FIRST QUARTER RESULTS

      Proceeds From Recently Announced Store Sales Key to Refinancing and
                         Positioning Company For Growth

ERIE, Pa., February 11, 2003 -- Rent-Way Inc. (NYSE: RWY) today released financial results for its fiscal first quarter, ended December 31, 2002. The company completed the sale of 295 stores on February 10, 2003, and, in accordance with SFAS 144, these stores have been accounted for as discontinued operations. All current and historical results reflected in this press release have been reclassified accordingly.

The company reported consolidated revenues of $146.5 million for its first fiscal quarter, versus $148.8 million in the same quarter of the last fiscal year. The decrease in revenue was mainly due to a 1.5% decline in same-store sales and a reduction in stores year over year.

Consolidated operating income for the quarter was $5.9 million compared to $2.4 million in the same fiscal period last year. First quarter EBITDA increased 21% percent to $12.1 million from $10 million in the year-earlier fiscal quarter. For Rent-Way, EBITDA represents operating income plus depreciation of property and equipment plus amortization of intangibles. The Company reported a net loss of ($5.4) million, or $(0.21) per share, during the quarter, compared to a net loss of ($64.2) million, or ($2.62) per share, in the year ago quarter. The significant reduction in net loss can be attributed to $41.5 million in charges related to a change in accounting principle SFAS 142 incurred in the previous quarter and improved operational efficiencies and expense control.

William E. Morgenstern, Chairman and CEO of Rent-Way, stated, "Our first quarter operational and financial results demonstrate the progress we are making in returning Rent-Way to profitability. Our team responded to a weak sales environment last summer by launching an aggressive marketing campaign in October intended to increase awareness of the Rent-Way brand in our markets and drive traffic to our stores. The net result of this marketing effort was significant growth in rental agreements throughout the period."

Rent-Way reduced its debt to $285 million as of December 31, 2002 from $339 million on December 31, 2001. This level represents a year-over-year decline of approximately $54 million. William A. McDonnell, Vice President and CFO commented, "We made great strides in improving the overall health of our balance sheet and income statement throughout last year and those improvements continued in the first quarter of fiscal 2003. As reported yesterday, we completed the sale of 295 stores to Rent-A-Center, Inc. It is our intention to refinance the company's existing debt with a credit facility that will provide us with the capital we need to execute our long-range growth plans at a lower over all cost. The completion of this sale is an important first step in that direction." Mr. McDonnell continued, "We have already begun to rationalize our overhead in the field and in the corporate office and expect to give revenue, operating income and EBITDA guidance by the end of this current quarter." Mr. Morgenstern concluded, "With a strong first quarter behind us, we are anxious to continue to build on our success. We move forward today with 759 stores, our best of the best, operating in 33 states in markets with plenty of room for growth. We are confident that the strategic initiatives we have implemented to streamline our operations will help to produce improved financial results throughout the year. Lastly, I would like to publicly thank the Rent-Way family for the extraordinary effort, dedication and results they demonstrated this past quarter." About Rent-Way Rent-Way is one of the nations largest operators of rental-purchase stores in the United States.

Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 759 stores in 33 states.

Safe-Harbor Statements This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements contain the words "projects," "anticipates," "believes," "expects," "intends," "will," "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on its high level of outstanding debt, (8) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and (9) the outcome of any continuing investigations or proceedings involving the company, including investigations or proceedings commenced by governmental authorities, such as the SEC and the U.S. Department of Justice. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.





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                                 RENT-WAY, INC.

                           SELECTED BALANCE SHEET DATA
                (all amounts in thousands, except per share data)


                                       December 31, 2002      September 30, 2002

Cash and cash equivalents...........     $     6,017             $      7,295
Prepaid expenses....................           9,895                   10,361
Rental merchandise, net.............         179,140                  147,608
Total Assets........................         543,560                  510,794

Accounts payable....................          45,091                   17,643
Debt................................         285,037                  277,207
Total Liabilities...................         412,313                  374,197

Shareholders' Equity................         131,247                  136,597



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

                                 RENT-WAY, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (all amounts in thousands, except per share data)

                                                                         For the three months ended December 31,
                                                                           2002                             2001
                                                               ----------------------------      ---------------
                                                                       (unaudited)                     (unaudited)
    REVENUES:
    Rental revenue........................................      $   119,209          81.4%       $   120,538          81.0%
    Prepaid phone service.................................            9,261           6.3%             9,203           6.2%
    Other revenues........................................           17,998          12.3%            19,052          12.8%
                                                                -----------       --------       -----------       --------
      Total revenues......................................          146,468         100.0%           148,793         100.0%
    COSTS AND OPERATING EXPENSES:
    Depreciation and amortization:
      Rental merchandise..................................           36,272          24.8%            43,291          29.1%
      Property and equipment..............................            5,729           3.9%             7,016           4.7%
      Amortization of goodwill and other intangibles......              478           0.3%               615           0.4%
    Cost of prepaid phone service.........................            5,727           3.9%             5,482           3.7%
    Salaries and wages....................................           41,568          28.4%            37,926          25.5%
    Advertising, net......................................            8,760           6.0%            10,320           6.9%
    Occupancy.............................................           10,751           7.3%            11,075           7.4%
    Other operating expenses..............................           31,294          21.4%            30,653          20.6%
                                                                -----------       --------       -----------       --------
    Total costs and operating expenses....................          140,579          96.0%           146,378          98.4%
                                                                -----------       --------       -----------       --------
         Operating income.................................            5,889           4.0%             2,415           1.6%
    OTHER INCOME (EXPENSE):
    Interest expense......................................          (11,168)         -7.6%           (16,569)        -11.1%
    Interest income.......................................               11           0.0%               213           0.1%
    Other income, net.....................................            1,487           1.0%             1,778           1.2%
                                                                -----------       --------       -----------       --------
         Loss from continuing operations before income
         taxes, cumulative effect of change in accounting
         principle and discontinued operations............           (3,718)         -2.6%           (12,163)         -8.2%
    Income tax expense....................................             1,429          1.0%            10,622           7.1%
                                                                ------------      --------       -----------       --------
        Loss from continuing operations before
        cumulative effect of change in accounting
        principle and discontinued operations.............            (5,210)        -3.6%            (22,785)       -15.3%
                                                                ------------      --------        -----------      --------
    Cumulative effect of change in accounting principle...                -           0.0%           (41,527)        -27.9%
    Income (loss) from discontinued operations............             (150)         -0.1%                90           0.1%
                                                                -----------       --------       -----------       --------
        Net loss..........................................      $    (5,360)         -3.7%       $   (64,222)        -43.2%
                                                                ===========       ========       ===========       ========

    LOSS PER COMMON SHARE:
    Basic loss per share
        Loss before change in accounting principle and
        discontinued operations...........................         $   (0.20)                       $   (0.93)
                                                                   =========                        =========
        Net loss..........................................         $   (0.21)                       $   (2.62)
                                                                   =========                        =========

    Diluted loss per common share
        Loss before change in accounting principle and
        discontinued operations...........................         $   (0.20)                       $   (0.93)
                                                                   =========                        =========
        Net loss..........................................         $   (0.21)                       $   (2.62)
                                                                   =========                        =========
    Weighted average number of shares outstanding (in thousands):
         Basic............................................           25,686                           24,512
                                                                   ========                         ========
         Diluted..........................................           25,686                           24,512
                                                                   ========                         ========




                                 RENT-WAY, INC.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                 Rent-Way, Inc.
                                  (Registrant)


                                             By:     /S/ WILLIAM A. MCDONNELL
April 2, 2003                                     ---------------------------
 Date                                                      (Signature)
                                                       William A. McDonnell
                                     Vice President and Chief Financial Officer



                                             By:     /S/ JOHN A. LOMBARDI
April 2, 2003                                     ----------------------------
Date                                                            (Signature)
                                                     John A. Lombardi
                                        Chief Accounting Officer and Controller